UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2022

IsoPlexis Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-40894	46-2179799
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
35 NE Industrial Road, Branford, CT 06405
(Address of principal executive offices and zip code)
(203) 208-4111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of IsoPlexis Corporation (the “Company”) authorized the payment of 2021 bonuses to the executive officer group, based on 100% achievement of 2021 revenue targets and other performance factors determined by the Compensation Committee, as follows:

Name	Title	2021 Base Salary	2021 Bonus Target as a Percentage of Base	2021 Bonus Percentage Achieved	2021 Bonus Paid
Sean Mackay	Chief Executive Officer	$420,000.00	50%	100%	$210,000.00
John Strahley	Chief Financial Officer	$325,000.00	35%	100%	$113,750.00
Jing Zhou	Chief Scientific Officer	$350,000.00	25%	100%	$87,500.00
Peter Siesel	Chief Commercial Officer	$300,000.00	60%	100%	$180,000.00
Richard Rew	SVP, General Counsel & Secretary	$400,000.00	50%	100%	$44,000.00*
*Prorated for partial period worked during 2021.

ITEM 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOPLEXIS CORPORATION

Date: February 2, 2021
	By:	/s/ John Strahley
		Name:	John Strahley
		Title:	Chief Financial Officer